Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-127357, 333-42082, 333-47259, 333-68255, 333-77051) on Form S-8 of Tier Technologies, Inc. of our reports dated December 6, 2011, relating to our audits of the consolidated financial statements, the financial statement schedule, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Tier Technologies, Inc. for the year ended September 30, 2011.

Vienna, Virginia
December 6, 2011